UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024 (January 10, 2024)

GREENLIT VENTURES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55738	81-4679061
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9169 W State St #3147 Garden City, ID 83714

(Address of Principal Executive Offices) (Zip Code)

(208) 639 9860

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.0001	GLVT	OTC Pink

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 10, 2024, the Company filed an Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. In the Amendment, the Company changed its name to Greenlit Ventures Inc. and effected a Reverse Stock Split of its common stock at a ratio of 1-to-30. As a result of the Reverse Stock Split, each thirty shares of common stock the “Old Common Stock”) was combined into one share of common stock (the “New Common Stock”) and the total number of shares of common stock outstanding was reduced from approximately 6.73 million shares to approximately 230,000 shares.

On January 31, 2024, FINRA has passed on the Company’s corporate action, and the Company’s stock trading symbol was changed to GLVT. Trading of the Company’s New Common Stock on the split-adjusted basis began at the opening of trading on February 1, 2024.

Following the Name Change, any stock certificates that reflect the former name of the Company will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of MS Young Adventure Enterprise, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Greenlit Ventures Inc.

Date: March 12, 2024	By:	/s/ Fu Yong Nan
Fu Yong Nan CEO

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